Exhibit 99.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THE GOLDMAN SACHS GROUP, INC. (the “Company”) does hereby make, constitute and appoint each of Stephanie Snyder, Jerry Li, Eddie Arhagba, Abdul Khayum, Terry Mosher, Rachel Fraizer, and Apoorva Iyer (and any other employee of The Goldman Sachs Group, Inc. or one of its affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until March 1, 2021 unless earlier revoked by written instrument, or in the event am Attorney-in-fact ceases to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates or ceases to perform the function in connection with which he or she was appointed Attorney-in-fact prior to March 1, 2021, this Power of Attorney shall cease to have effect in relation to such Attorney-in-fact upon such cessation but shall continue in full force and effect in relation to the remaining Attorneys-in-fact. The Company has the unrestricted right unilaterally to revoke the Power of Attorney.

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.

This Power of Attorney supersedes the Power of Attorney granted by the Company to Eddie Arhagba, Jose Canas, Abdul Khayum, and Jerry Li on June 19, 2018.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of September 26, 2019.

GOLDMAN SACHS & CO. LLC

By: /s/ Karen P. Seymour

Name: Karen P. Seymour
Title: Executive Vice President and
General Counsel and Secretary of the Corporation